                                                                EXHIBIT 4.6


THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


                                   ----------


                               JAKKS PACIFIC, INC.


             (Incorporated under the laws of the State of Delaware)

               Void after 5:00 p.m., P.S.T., on SEPTEMBER 1, 2001

                                                              Option to Purchase
                                                              15,000 Shares of
                                                              Common Stock


           RESTATED OPTION FOR THE PURCHASE OF SHARES OF COMMON STOCK


                                                               September 1, 1995


        JAKKS PACIFIC, INC., a Delaware corporation (the "Company"), hereby certifies that GINA HANCOCK (the "Optionee") is entitled, subject to the provisions of this option (this "Option"), to purchase, from the Company, during the period commencing on September 1, 1995 and expiring at 5:00 p.m. Pacific Standard Time on September 1, 2001, up to FIFTEEN THOUSAND (15,000) shares of Common Stock, par value $.001 per share, of the Company (the "Stock") at a price of $2.00 per share (the "Exercise Price"), to be exercisable as hereinafter provided.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, the Company shall execute and deliver a new Option of like tenor and date.

        The Optionee agrees with the Company that this Option is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

        1. Exercise of Option. This Option shall be exercisable by the Optionee to the extent of the following number of shares of Stock commencing on the following dates:

                                                Date After Which Shares
                  Number of Shares                 Can Be Purchased
                  ----------------                 ----------------
                  3,750 Shares                     September 1, 1996

                  an additional
                  3,750 Shares                     September 1, 1997

                  an additional
                  3,750 Shares                     September 1, 1998

                  an additional
                  3,750 Shares                     September 1, 1999


        2. Expiration of Option. This Option shall not be exercisable after 5:00 p.m. P.D.T. on September 1, 2001.

        3. Non-Assignability of Option. This Option shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise incumbered or disposed of by the Optionee, otherwise than by Will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall not be exercisable by any other person, but only by the Optionee.

        4. Method of Exercise of Option. The Optionee shall notify the Company by written notice sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, properly receipted, as to the number of shares of Stock which the Optionee desires to purchase under this Option, which written notice shall be accompanied by the Optionee's check payable to the order of the Company for the full option price of such shares of Stock. As soon as practicable after the receipt of such written notice the Company shall, at its principal office, tender to the Optionee a certificate or certificates issued in the Optionee's name evidencing the shares of Stock purchased by the Optionee hereunder.

        5. Death or Termination of Employment or Services. If the employment or services of the Optionee by the Company or a subsidiary corporation of the Company shall be terminated voluntarily by the Optionee or for cause by the Company, this Option shall expire forthwith, but if such employment or services shall be terminated for any other reason (except death or



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disability), then this Option may not be exercised at any time later than three
(3) months after such termination of the Optionee's employment and then only to purchase those number of shares of Stock subject to this Option, that the Optionee was entitled to purchase, upon exercise of this Option, prior to such termination of the Optionee's employment. If the Optionee dies (i) while employed by or in the service of the Company or a subsidiary corporation of the Company, or (ii) within three (3) months after termination of the Optionee's employment or services (except if such termination of employment caused this Option to expire forthwith, as in this Section 5 provided), then this Option may be exercised by the estate of the Optionee, or by a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Optionee, at any time within one (1) year after such death. If the Optionee's employment or services with the Company or such subsidiary are terminated because of permanent and total disability while employed by or in the service of the Company or such subsidiary, this Option may be exercised at any time within one (1) year after termination of the Optionee's employment or service due to the disability. Provided, however, that nothing in this Section 5 provided shall extend the term of this Option beyond September 1, 2001, nor give any person the right to purchase shares of Stock subject to this Option which could not be purchased by the Optionee prior to the termination of the Optionee's employment with the Company or such subsidiary.

        6. Investment Representation. The Optionee represents that at the time of any exercise of this Option, where the shares of Stock are not registered under the Securities Act of 1933, as amended, such Stock will be acquired for investment and not for resale or with a view to the distribution thereof. Upon exercise of this Option and the issuance of any of the shares thereunder, all certificates representing shares shall bear on the face thereof substantially the following legend:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM REGISTRATION AND AN OPINION OF COUNSEL TO JAKKS PACIFIC, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

        7. Anti-Dilution.

               7.1 Adjustments. In the event that the Company shall have effected one or more stock splits, reverse splits, or readjustments, stock dividends, or other increases or reductions of the number of outstanding shares of Common Stock of the Company, or issued as dividends on the outstanding shares of Common Stock of the Company other securities convertible into shares



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


of Common Stock of the Company, without receiving compensation therefor in money, services or property (any such event being hereinafter referred to as a "Dilutive Event"), the Optionee shall be entitled to receive for the aggregate payments to be made by him for the Stock, the number of shares of Common Stock or other securities the Optionee would have been entitled to receive as a result of any such Dilutive Event if Optionee had immediately prior to such Dilutive Event exercised this Option and paid for and received the Stock. If fractional shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

               7.2 Merger, Consolidation or Recapitalization. In the event of the recapitalization, merger or consolidation of the Company with or into another corporation the Optionee shall be entitled to receive upon payment of the Exercise Price, such securities of such other corporation with or into which the Company shall have been merged or consolidated as the Optionee would have received if Optionee had immediately prior to such recapitalization, merger or consolidation exercised this Option and paid for and received the Stock.

        8. No Rights as Stockholder. The Optionee shall have no rights as a Stockholder in respect to the shares of Stock as to which this Option shall not have been exercised and payment made as herein provided.

        9. Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

        10. Qualification or Exemption of Option. The sale of the Option (and underlying shares of Stock) which is the subject of this agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of the Option and the underlying shares of Stock or the payment or receipt of any part of the consideration therefore prior to the qualification is unlawful, unless the sale of such securities is exempt from qualification by
Section 25100, 25102 or 25105 of the California Corporations code. The rights of all parties to this agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

        11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        12. Notices. Any notice hereunder shall be delivered by hand or by registered or certified mail, return receipt requested to a party at its address set forth above with a copy to Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022-1200, subject to the right of either party to designate at any time hereafter, in writing, some other address.

        IN WITNESS WHEREOF, the Company has caused this Option to be signed on its



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behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                        JAKKS PACIFIC, INC.

                                        By:
                                            ---------------------------------
                                            Jack Friedman
                                            President






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                              OPTION EXERCISE FORM

             (To be executed by the Optionee to exercise the rights
            to purchase Common Stock evidenced by the within Option)


JAKKS PACIFIC, INC.
24955 Pacific Coast Highway
#B202
Malibu, California  90265




        The undersigned hereby exercises the right to purchase ________ shares of the Stock (as such term is defined in this Option) pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment of $________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:


Dated:                                  Signed:_____________________________

                                        Address: